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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 24, 2022

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 24, 2022, Primoris Services Corporation, a Delaware corporation (“Primoris”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PLH Group, Inc., a Delaware corporation (the “Company”), Amp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Primoris (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative as set forth in the Merger Agreement. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Primoris (the “Merger”). At Closing, Primoris will pay aggregate consideration of $470 million in cash, subject to a customary purchase price adjustment mechanism providing that the Company be free of cash and debt at Closing. As a condition to Closing, the Company is required to deliver to Primoris, within three business days after the parties’ execution of the Merger Agreement, a written consent of certain stockholders of the Company adopting and approving the Merger Agreement and the transactions contemplated thereby.

Consummation of the Merger is subject to customary conditions, including the absence of legal restraints and the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Merger is also subject to the accuracy of the representations and warranties of the other parties (subject to certain exceptions) and the performance in all material respects of the other parties’ respective covenants under the Merger Agreement. Consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both Primoris, on the one hand, and the Company, on the other hand.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Merger Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Primoris, the Company or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Primoris, the Company or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Primoris’ public disclosures, except to the extent required by law.

Debt Commitment Letter & Credit Agreement Amendments

Contemporaneous with Primoris’ entry into the Merger Agreement, Primoris entered into a debt commitment letter, dated June 24, 2022 (the “Commitment Letter”), with CIBC Bank USA, Bank of the West and the other financial institutions party thereto (the “Commitment Parties”), pursuant to which and subject to the terms and conditions set forth therein, the Commitment Parties agreed to provide a $425 million term loan facility (the “Incremental Loan Facility”) under Primoris’ existing senior secured credit agreement (the “Existing Credit Agreement”) for the purpose of providing the financing necessary to fund a portion of the Closing Payment and associated fees and expenses (the “Incremental Loan Commitment”).

The Commitment Letter also provides that the Commitment Parties will use commercially reasonable efforts to obtain up to $200 million of incremental revolving credit commitments under the Existing Credit Agreement pursuant to the terms and conditions set forth in the Commitment Letter. The Commitment Parties, who constitute the “Required Lenders” under the Existing Credit Agreement, also agreed to enter into various amendments to the Existing Credit Agreement to, among other things, permit the Acquisition, the financing therefor and other associated transactions.

The funding of the Incremental Loan Facility is contingent upon the satisfaction of customary conditions set forth in the Commitment Letter, including (i) the execution and delivery of definitive documentation with respect to the Incremental Loan Commitment in accordance with the terms set forth in the Commitment Letter and (ii) the consummation of the Merger in accordance with the Merger Agreement.

Item 8.01 Other Events

On June 27, 2022, Primoris issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On June 27, 2022, Primoris held a conference call regarding the Merger Agreement. A copy of the investor presentation in connection with the conference call is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated June 24, 2022, among Primoris Services Corporation, PLH Group, Inc., Amp Merger Sub, Inc. and Shareholder Representative Services LLC, as Stockholder Representative.

99.1	Press Release dated June 27, 2022

99.2	Investor Presentation dated June 27, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

* Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Primoris hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: June 27, 2022	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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